Exhibit 5.1

[Sullivan & Cromwell Letterhead]

June 19, 2003

WMC Finance (USA) Limited,

60 City Road,

Southbank, Victoria 3006,

Australia.

WMC Resources Limited,

60 City Road,

Southbank, Victoria 3006,

Australia.

WMC (Olympic Dam Corporation) Pty Limited,

60 City Road,

Southbank, Victoria 3006,

Australia.

WMC Fertilizers Pty Limited,

60 City Road,

Southbank, Victoria 3006,

Australia.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of $500,000,000 aggregate principal amount of 5.125% Guaranteed Notes Due 2013 (the “2013 Exchange Notes”) and $200,000,000 aggregate principal amount of 6.250% Guaranteed Notes Due 2033 (the “2033 Exchange Notes”) (collectively, the “Exchange Notes”) of WMC Finance (USA) Limited, a corporation organized under the

WMC Finance (USA) Limited

WMC Resources Ltd

WMC (Olympic Dam) Pty Limited

WMC Fertilizers Pty Limited

laws of the Commonwealth of Australia (the “Company”), each fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by WMC Resources Ltd, WMC (Olympic Dam Corporation) Pty Limited and WMC Fertilizers Pty Limited, each a corporation organized under the laws of the Commonwealth of Australia (together, the “Guarantors”), we, as your special United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act and the Exchange Notes and the Guarantees have been duly executed and, in the case of the Exchange Notes, authenticated in accordance with the indenture, dated as of May 8, 2003 (as supplemented, the “Indenture”), among the Company, WMC Resources Ltd and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, dated as of May 8, 2003 among the Company, the Guarantors and the Trustee, and the Exchange Notes and the Guarantees have been delivered upon consummation of the exchange offer in exchange for a like principal amount of the Company’s issued and outstanding 5.125% Guaranteed Notes due 2013, in the case of the 2013 Exchange Notes and for a like principal amount of the Company’s issued and outstanding 6.250%

WMC Finance (USA) Limited

WMC Resources Ltd

WMC (Olympic Dam) Pty Limited

WMC Fertilizers Pty Limited

Guaranteed Notes due 2033, in the case of the 2033 Exchange Notes, as contemplated by the Registration Rights Agreement, dated May 8, 2003, among the Company, the Guarantors, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., the Indenture and the Registration Statement, the Exchange Notes and the Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed that the Company and each of the Guarantors has been duly incorporated and each is an existing corporation in good standing under the laws of the Commonwealth of Australia, and that all corporate action by the Company and each of the Guarantors related to the Exchange Notes and the Guarantees has been duly authorized as a matter of Australian law. We understand that you are relying, as to all matters governed by the laws of the Commonwealth of Australia, upon the opinion, dated the date hereof, of Arthur Robinson & Hedderwicks, Australian counsel to the Company and the Guarantors, which is being delivered to you by such counsel.

WMC Finance (USA) Limited

WMC Resources Ltd

WMC (Olympic Dam) Pty Limited

WMC Fertilizers Pty Limited

Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and Guarantors and other sources believed by us to be responsible.

The foregoing opinion is given as of the date hereof and assumes that no change in applicable law will occur between the date hereof and the date of the issuance and delivery of the Exchange Notes and the Guarantees.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the New Notes and Guarantees” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Sullivan & Cromwell